UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
               (Date of earliest event reported) October 26, 2003





                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)







              STATE OF DELAWARE                                38-0572515
              -----------------                                ----------
          (State or other jurisdiction of                   (I.R.S. Employer
          Incorporation or Organization)                  Identification No.)

      300 Renaissance Center, Detroit, Michigan                48265-3000
      -----------------------------------------                ----------
      (Address of Principal Executive Offices)                 (Zip Code)






        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------













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ITEM 5. OTHER ITEMS

      General Motors Corporation issued the following press release on Sunday, October 26, 2003.

                   Fiat and General Motors Announce Agreements
                      Relating to Their Strategic Alliance

DETROIT/TURIN- Fiat S.p.A. (NYSE: FIA) and General Motors Corp. (NYSE: GM, GMH) announced today certain agreements relating to their ongoing strategic alliance.

The first agreement shifts the put period by one year, from January 24, 2004 to July 24, 2009 of the Master Agreement, to January 24, 2005 to July 24, 2010. The second agreement precludes the parties from initiating legal proceedings relating to the Master Agreement until December 15, 2004, while preserving their respective rights.

General Motors and Fiat continue to believe that the joint ventures between Fiat Auto and General Motors are working well, generating synergies, and that both parties would like to see expanded cooperation.

General Motors has alleged that the sale of certain assets of the retail financing business of Fiat Auto and the capital increase of Fiat Auto Holdings, carried out by Fiat, constitute breaches of the Master Agreement entitling General Motors to terminate the Master Agreement and with it the put option.

Fiat contends that both of these transactions were wholly proper and did not violate the Master Agreement or any of General Motors' rights. Fiat regards the put option as effective and exercisable in accordance with the provisions of the Master Agreement.

The Amendment and the Standstill Agreements have been executed in the context of ongoing discussions between Fiat and General Motors regarding the re-defining of the structure of the strategic alliance in order to permit their industrial cooperation to continue constructively and resolve both parties' concerns.

The Board of Directors of Fiat S.p.A., chaired by Mr. Umberto Agnelli, has authorized today the entering into the above mentioned agreements. The text of both agreements and of the Master Agreement are available on www.fiatgroup.com and http://media.gm.com.

Attachments

GM-Fiat Standstill Agreement
Amendment to Master Agreement


                                      # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  October 27, 2003              By:  /s/PETER R. BIBLE.
                                     ---  ------------------
                                          (Peter R. Bible, Chief Accounting
                                          Officer)